Exhibit 99.2

Interpace Diagnostics Announces Receipt of Letter From Nasdaq Confirming Compliance With Minimum Closing Bid Price

Parsippany, NJ, August 31, 2017— Interpace Diagnostics Group, Inc. (NASDAQ: IDXG) (the “Company” or “Interpace”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, today announced that on August 30, 2017, the Company received a letter from The Nasdaq Stock Market LLC stating that the Company has regained compliance with Listing Rule 5550(a)(2), which requires maintenance of a minimum closing bid price of the Company’s common stock of $1.00 per share or greater in order to remain listed on The Nasdaq Capital Market.

About Interpace Diagnostics Group, Inc.

Interpace is a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for better patient diagnosis and management. The Company currently has three commercialized molecular tests; PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace’s mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com

About Thyroid Nodules, ThyGenX and ThyraMIR testing

According to the American Thyroid Association, approximately 15% to 30% of the 525,000 thyroid fine needle aspirations (FNAs) performed on an annual basis in the U.S. are indeterminate for malignancy based on standard cytological evaluation, and thus are candidates for ThyGenX and ThyraMIR.

ThyGenX and ThyraMIR reflex testing yields high predictive value in determining the presence and absence of cancer in thyroid nodules. The combination of both tests can improve risk stratification and surgical decision-making when standard cytopathology does not provide a clear diagnosis for the presence of cancer.

ThyGenX utilizes state-of-the-art next-generation sequencing (NGS) to identify more than 100 genetic alterations associated with papillary and follicular thyroid carcinomas, the two most common forms of thyroid cancer. ThyraMIR is the first microRNA gene expression classifier. MicroRNAs are small, non-coding RNAs that bind to messenger RNA and regulate expression of genes involved in human cancers, including every subtype of thyroid cancer. ThyraMIR measures the expression of 10 microRNAs. Both ThyGenX and ThyraMIR are covered by both Medicare and Commercial insurers.

About Pancreatic Cysts and PancraGEN

PancraGEN is a pancreatic cyst molecular test that, by using a small sample of pancreatic cyst fluid, can aid in pancreatic cancer risk assessment. PancraGEN is 90% accurate, according to clinical studies, enabling effective risk stratification of patients. Pancreatic cancer is often difficult to diagnose in early stages and typically spreads rapidly with signs and symptoms appearing when the cancer is significantly advanced. Because of this, and that complete surgical removal of the pancreas is not possible, pancreatic cancer is considered a leading cause of cancer deaths.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. The company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, our ability to adequately finance the business, our ability to restructure our liabilities and other obligations, the market’s acceptance of our molecular diagnostic tests; our ability to retain or secure reimbursement, our ability to secure additional business and generate higher profit margins through sales of our molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and our ability to maintain our NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 31, 2017 and the amendment on Form 10-K/A filed on April 28, 2017, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 10, 2017 and the Company’s Registration Statement on Form S-1, as amended (333-218140) initially filed with the SEC on May 22, 2017. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations:

Paul Kuntz

Redchip

Paul@Redchip.com

Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 862-207-7800 • Toll Free: 800-242-7494 • www.interpacediagnostics.com